REVOLUTIONARY ANALYTICS. BREAKTHROUGH RESULTS.™ eLoyalty Q1 2009 Earnings Webinar May 6, 2009 Exhibit 99.2

REVOLUTIONARY ANALYTICS. BREAKTHROUGH RESULTS.™
eLoyalty Confidential and Restricted © 2007 eLoyalty Corporation
Safe Harbor Language
During today’s call we will be making both historical and forward-
looking statements in order to help you better understand our business.  These forward-looking statements include references to our plans, intentions, expectations, beliefs, strategies and objectives.  Any forward-looking statements speak only as of today’s date.  In addition, these forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those stated or implied by the forward-looking statements.  The risks and uncertainties associated with our business are highlighted in our filings with the SEC, including our
Annual Report filed on Form 10-K for the year ended December 27,
2008, our quarterly reports on Form 10-Q, as well as our press release issued earlier today.
eLoyalty undertakes no obligation to publicly update or revise any forward-looking statements in this call.  Also, be advised that this call is being recorded and is copyrighted by eLoyalty Corporation.

REVOLUTIONARY ANALYTICS. BREAKTHROUGH RESULTS.™ eLoyalty Confidential and Restricted © 2007 eLoyalty Corporation 3 Agenda Overview and Q1 2009 Summary Q2 Guidance Summary and Q&A

REVOLUTIONARY ANALYTICS. BREAKTHROUGH RESULTS.™
eLoyalty Confidential and Restricted © 2007 eLoyalty Corporation
2 New Services Have Dramatically Transformed eLoyalty
Integrated Contact Solutions (ICS) …services around Cisco’s VoIP
Contact Center offerings
Behavioral Analytics™ …a revolutionary analytics software service that turns large volumes of recorded conversations into actionable business insight
ICS+BA Revenues
(In Millions)
0
20
40
60
80
100
2004 2005 2006 2007 2008 2009
37% CAGR

REVOLUTIONARY ANALYTICS. BREAKTHROUGH RESULTS.™
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Q1 2009 Overview
Strong Total Revenues
Record Managed Services Backlog
2
Record revenues from our ICS and Behavioral Analytics
TM
Service Lines
Strong cost control
Strong momentum going into Q2

REVOLUTIONARY ANALYTICS. BREAKTHROUGH RESULTS.™
eLoyalty Confidential and Restricted © 2007 eLoyalty Corporation
First Quarter 2009 Metrics
$18.8 million of Services Revenue
–
6% sequential decrease
–
12% year over year decrease
$30.9 million of Net Revenue
–
29% sequential increase
–
33% year over year increase
Record $15.2 million of Services Revenue from our primary Service Lines (ICS and Behavioral Analytics™ Service)
Record $27.3 million of Net Revenue from our primary Service Lines
$0.1 million Adjusted Earnings
1
$22.1 million in Cash/61 day DSO
Record $86.9 million in Managed Services Backlog
2
411 employees…down from 421 at the end of Q4, 2008

REVOLUTIONARY ANALYTICS. BREAKTHROUGH RESULTS.™
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Commentary on Q1 Results
Revenues
–
Strong total revenues driven by large product resales
–
Strong ICS consulting revenues
–
Decrease in legacy consulting…legacy revenues are expected to increase in Q2
Gross Margins
–
Decrease in Product GM% due to lower margins on one of the large product deals
–
Seasonally higher payroll tax and vacation accruals
Adjusted Earnings
1
Comparison to Q4
–
Adjusted Earnings were positively impacted by higher product revenues and lower
G&A costs
–
Adjusted Earnings were negatively impacted by the elimination of Salary for stock program, the seasonal increase in payroll taxes and vacation accruals and lower services revenues
Cash/Accounts Receivable
–
Cash decreased and Accounts Receivable increased as a result of the significant sequential increase in revenues
–
The cash balance is expected to increase in Q2 based on collecting these increased receivables

REVOLUTIONARY ANALYTICS. BREAKTHROUGH RESULTS.™ eLoyalty Confidential and Restricted © 2007 eLoyalty Corporation 8 Agenda Overview and Q1 2009 Summary Q2 Guidance Summary and Q&A

REVOLUTIONARY ANALYTICS. BREAKTHROUGH RESULTS.™
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Second Quarter 2009 Guidance
Comments on the Q2 Outlook
–
Services revenue momentum and visibility are strong across
Service Lines
–
Product resale will be significantly lower than in Q1
–
Gross Margin is expected to expand by 10%+ sequentially due to improved revenue mix
–
The ending Cash balance is expected to increase based on
collecting the large increase in Accounts Receivable from Q1
–
New business pipelines remain strong
Q2 Services Revenue Guidance
–
We currently expect our second quarter Services revenues will increase 9% sequentially to approximately $20.5 million

REVOLUTIONARY ANALYTICS. BREAKTHROUGH RESULTS.™ eLoyalty Confidential and Restricted © 2007 eLoyalty Corporation 10 Agenda Overview and Q1 2009 Summary Q2 Guidance Summary and Q&A

REVOLUTIONARY ANALYTICS. BREAKTHROUGH RESULTS.™
eLoyalty Confidential and Restricted © 2007 eLoyalty Corporation
Summary
Proven Track Record
–
Built a $200m Consulting business from scratch from 1994 to
2000
–
Survived the 2001-2003 tech blow up
–
Since 2004 have radically transformed Service Lines and Business
Model
Building Two Valuable Assets
–
ICS Business Unit is a growing, highly profitable $75m+ business
–
Behavioral Analytics™ Service is rapidly growing, revolutionary analytics service
Strong Momentum and Solid Visibility
–
Strong Q1 bookings and record Managed Services Backlog
2
–
High Q2 visibility
–
Strong new business pipelines

REVOLUTIONARY ANALYTICS. BREAKTHROUGH RESULTS.™
eLoyalty Confidential and Restricted © 2007 eLoyalty Corporation
Thank You
Kelly Conway
–
(847) 582-7200
–
Kelly Conway@eLoyalty.com
Bill Noon
–
(847) 582-7019
–
Bill Noon@eLoyalty.com

REVOLUTIONARY ANALYTICS. BREAKTHROUGH RESULTS.™
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Notes
1 eLoyalty presents Adjusted Earnings, a non-GAAP measure that represents cash earnings performance, excluding the impact of non-cash expenses and expense reduction activities, because management believes that Adjusted
Earnings provide investors with a better understanding of the results of eLoyalty’s operations.  Management believes that Adjusted Earnings reflect eLoyalty’s resources available to invest in its business and strengthen its balance sheet.  In addition, expense reduction activities can vary significantly between periods on the basis of factors that management does not believe reflect current period operating performance.  Although similar adjustments for expense reduction activities may be recorded in future periods, the size and frequency of these adjustments cannot be predicted.  The Adjusted Earnings measure should be considered in addition to, not as a substitute for or superior to, operating income, cash flows or other measures of financial performance prepared in accordance with GAAP.
2 eLoyalty uses the term “backlog” to reflect the estimated future amount of Managed services revenue related to its
Managed services contracts. The value of these contracts is based on anticipated usage volumes over the anticipated term of the agreement. The anticipated term of the agreement is based on the contractually agreed fixed term of the contract, plus agreed upon, but optional extension periods. Anticipated volumes may be greater or lesser than anticipated. In addition, these contracts typically are cancellable without cause based on the customer making a substantial early termination payment or forfeiture of prepaid contract amounts. The reported backlog is expected to be recognized as follows: $30.2m in 2009; $27.1m in 2010; $15.2m in 2011; $14.4m in 2012 and
thereafter.